Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES THIRD QUARTER 2022 RESULTS
Earnings Call to be held 7:30 am CT on Thursday, November 3, 2022
DALLAS, TX (November 2, 2022) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or "TPL") today announced its financial and operating results for the third quarter of 2022.
Third Quarter 2022 Highlights
•Net income of $129.8 million, or $16.83 per share (basic) and $16.82 per share (diluted)

•Revenues of $191.1 million

•Adjusted EBITDA(1) of $169.8 million

•Royalty production of 23.4 thousand barrels of oil equivalent per day

•$32.9 million of common stock repurchases

•Quarterly cash dividend of $3.00 per share paid on September 15, 2022

•At the end of the quarter, TPL's royalty acreage had an estimated 5.6 net well permits, 6.9 net drilled but uncompleted wells, 2.9 net completed wells, and 55.0 net producing wells.

•Signed agreement with Samsung Solar Energy 2, LLC to begin evaluating the siting of grid-connected batteries located on TPL surface. Samsung Solar Energy 2, LLC is a renewables development arm of Samsung C&T America, Inc. Preliminary work is underway on a number of potential locations for the projects, and completed studies and related pre-development work for the sites will likely take a year or more.

Nine Months Ended September 30, 2022 Highlights

•Net income of $346.6 million, or $44.84 per share (basic) and $44.82 per share (diluted)

•Revenues of $514.7 million

•Adjusted EBITDA(1) of $457.9 million

•Royalty production of 21.3 thousand barrels of oil equivalent per day

•$58.4 million of common stock repurchases

•$224.1 million of total dividends paid during 2022 (comprised of a $20.00 per share special dividend and $9.00 per share in regular dividends)

•Published annual update of Environmental, Social and Governance ("ESG") disclosure including metrics for 2021

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

“TPL continues to perform at a high level as each of our business segments benefit directly and indirectly from strong commodity prices and operator development activity in the Permian Basin,” said Tyler Glover, Chief Executive Officer of the Company. “In

addition, we continue to pursue new and innovative ways to utilize and monetize our vast surface footprint. As an example, in September, TPL signed an agreement with Samsung Solar Energy 2, LLC to begin evaluating the siting of grid-connected batteries located on TPL surface. These potential battery projects could enhance grid reliability and encourage further renewables development. TPL is thrilled that Samsung Solar Energy 2, LLC is looking to develop these next generation projects on our surface, and we look forward to collaborating to bring these projects to fruition.”

Financial Results for the Third Quarter of 2022

The Company reported net income of $129.8 million for the third quarter of 2022, an increase of 54.9% compared to net income of $83.8 million for the third quarter of 2021.

Our total revenues increased $67.4 million for the third quarter of 2022 compared to the same period of 2021, largely driven by the $51.2 million increase in oil and gas royalty revenue and the $8.9 million combined increase in water sales and produced water royalties. Our share of production was approximately 23.4 thousand barrels of oil equivalent ("Boe") per day for the third quarter of 2022 compared to 19.5 thousand Boe per day for the same period of 2021. The average realized price was $63.42 per Boe for the third quarter of 2022, compared to $46.07 per Boe for the comparable period of 2021. Water sales increased $4.9 million for the third quarter of 2022 compared to the third quarter of 2021 principally due to a 10.3% increase in the number of barrels of sourced and treated water sold. Produced water royalties increased $4.0 million for the third quarter of 2022 compared to the same period of 2021, principally due to increased produced water volumes. Our revenue streams are directly impacted by development and operating decisions in the Permian Basin made by our customers and by commodity prices, among other factors.

Our total operating expenses of $29.1 million for the third quarter of 2022 increased $8.6 million compared to the same period of 2021. The increase in operating expenses during the third quarter of 2022 is principally related to increases in ad valorem taxes, share-based compensation expense, and transfer and treatment expenses related to the 24.9% increase in water sales revenue over the comparable period of 2021.

Financial Results for the Nine Months Ended September 30, 2022

The Company reported net income of $346.6 million for the nine months ended September 30, 2022, an increase of 81.5% compared to net income of $190.9 million for the nine months ended September 30, 2021.

Our total revenues increased $210.9 million for the nine months ended September 30, 2022 compared to the same period of 2021, largely driven by the $168.9 million increase in oil and gas royalty revenue and the $30.1 million combined increase in water sales and produced water royalties. Our share of production was approximately 21.3 thousand Boe per day for the nine months ended September 30, 2022 compared to 17.5 thousand Boe per day for the same period of 2021. The average realized price was $63.93 per Boe for the nine months ended September 30, 2022 compared to $41.01 per Boe for the comparable period of 2021. Our revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers and vary as the pace of development and oil demand varies.

Our total operating expenses of $76.6 million for the nine months ended September 30, 2022 increased $9.4 million compared to the same period of 2021. Operating expenses for 2022 increased principally as a result of the Company recording a $6.9 million accrual for ad valorem taxes. Additionally, transfer and treatment expenses have increased as water sales revenue has increased 45.7% during 2022 compared to 2021. Partially offsetting these increases, salaries and related employee expenses decreased due to the absence of severance costs in 2022. Further, we have benefited from our ongoing investments towards electrifying our water sourcing infrastructure through the reduction of certain expenses, principally fuel and equipment rental.

Quarterly Dividend Declared

On November 1, 2022, the Board declared a quarterly cash dividend of $3.00 per share, payable on December 15, 2022 to stockholders of record at the close of business on December 8, 2022.

Stock Repurchase Program

On November 1, 2022, our board of directors approved a stock repurchase program to purchase up to an aggregate of $250 million of our outstanding common stock to be effective beginning January 1, 2023.

The Company intends to purchase stock under the repurchase program opportunistically with funds generated by cash from operations. This repurchase program may be suspended from time to time, modified, extended or discontinued by the board of directors at any time. Purchases under the stock repurchase program may be made through a combination of open market repurchases in compliance with Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, privately negotiated transactions, and/or other transactions at the Company’s discretion, including under a Rule 10b5-1 trading plan that may be implemented by the Company, and will be subject to market conditions, applicable legal requirements and other factors.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, November 3, 2022 at 7:30 a.m. Central Time to discuss third quarter results. A live webcast of the conference call will be available on the Investors section of the Company’s website at http://www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13731406. The telephone replay will be available starting shortly after the call through November 17, 2022.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 880,000 acres of land in West Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at http://www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: the potential future impact of COVID-19 on the global and U.S. economies as well as on TPL’s financial condition and business operations; the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL are also more fully discussed in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You can access TPL’s filings with the SEC through the SEC website at http://www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:

Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Our share of production volumes(1):
Oil (MBbls)	928	810	2,538	2,139
Natural gas (MMcf)	3,582	3,111	9,773	8,627
NGL (MBbls)	626	469	1,660	1,194
Equivalents (MBoe)	2,151	1,798	5,827	4,771
Equivalents per day (MBoe/d)	23.4	19.5	21.3	17.5

Oil and gas royalty revenue:
Oil royalties	$83,374	$52,081	$239,021	$128,907
Natural gas royalties	26,362	11,528	60,187	26,400
NGL royalties	20,562	15,489	56,530	31,528
Total oil and gas royalties	$130,298	$79,098	$355,738	$186,835

Realized prices:
Oil ($/Bbl)	$94.03	$67.32	$98.62	$63.12
Natural gas ($/Mcf)	$7.96	$4.01	$6.66	$3.31
NGL ($/Bbl)	$35.51	$35.69	$36.81	$28.54
Equivalents ($/Boe)	$63.42	$46.07	$63.93	$41.01

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.
	MBbls	One thousand barrels of crude oil, condensate or NGLs.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Oil and gas royalties	$130,298	$79,098	$355,738	$186,835
Water sales	24,426	19,554	65,518	44,983
Produced water royalties	19,129	15,140	52,668	43,147
Easements and other surface-related income	14,129	9,832	37,311	27,856
Land sales and other operating revenue	3,129	69	3,481	959
Total revenues	191,111	123,693	514,716	303,780

Expenses:
Salaries and related employee expenses	10,697	8,542	29,670	31,792
Water service-related expenses	6,348	3,650	13,045	10,499
General and administrative expenses	3,153	2,844	9,858	8,491
Legal and professional fees	2,106	1,551	4,988	4,904
Ad valorem taxes	2,835	—	6,856	—
Depreciation, depletion and amortization	3,917	3,866	12,223	11,562
Total operating expenses	29,056	20,453	76,640	67,248

Operating income	162,055	103,240	438,076	236,532

Other income, net	1,920	513	2,626	924
Income before income taxes	163,975	103,753	440,702	237,456
Income tax expense	34,138	19,916	94,071	46,521
Net income	$129,837	$83,837	$346,631	$190,935

Net income per share of common stock
Basic	$16.83	$10.82	$44.84	$24.62
Diluted	$16.82	$10.82	$44.82	$24.62

Weighted average number of shares of common stock outstanding
Basic	7,714,796	7,751,329	7,729,866	7,754,439
Diluted	7,720,221	7,751,329	7,733,505	7,754,439

SEGMENT OPERATING RESULTS
(in thousands) (unaudited)

	Three Months Ended September 30,
	2022		2021
Revenues:
Land and resource management:
Oil and gas royalty revenue	$130,298	68%	$79,098	64%
Easements and other surface-related income	13,788	7%	7,625	6%
Land sales and other operating revenue	3,129	2%	69	—%
Total land and resource management revenue	147,215	77%	86,792	70%

Water services and operations:
Water sales	24,426	13%	19,554	16%
Produced water royalties	19,129	10%	15,140	12%
Easements and other surface-related income	341	—%	2,207	2%
Total water services and operations revenue	43,896	23%	36,901	30%
Total consolidated revenues	$191,111	100%	$123,693	100%

Net income:
Land and resource management	$108,188	83%	$65,292	78%
Water services and operations	21,649	17%	18,545	22%
Total consolidated net income	$129,837	100%	$83,837	100%

	Nine Months Ended September 30,
	2022		2021
Revenues:
Land and resource management:
Oil and gas royalty revenue	$355,738	69%	$186,835	62%
Easements and other surface-related income	34,728	7%	24,029	8%
Land sales and other operating revenue	3,481	1%	959	—%
Total land and resource management revenue	393,947	77%	211,823	70%

Water services and operations:
Water sales	65,518	13%	44,983	15%
Produced water royalties	52,668	10%	43,147	14%
Easements and other surface-related income	2,583	—%	3,827	1%
Total water services and operations revenue	120,769	23%	91,957	30%
Total consolidated revenues	$514,716	100%	$303,780	100%

Net income:
Land and resource management	$285,418	82%	$150,248	79%
Water services and operations	61,213	18%	40,687	21%
Total consolidated net income	$346,631	100%	$190,935	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measurement of earnings before interest, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA excluding the impact of certain non-cash, non-recurring and/or unusual, non-operating items, including, but not limited to: employee share-based compensation, conversion costs related to our Corporate Reorganization, and severance costs. We have presented EBITDA and Adjusted EBITDA because we believe that both are useful supplements to net income in analyzing operating performance.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$129,837	$83,837	$346,631	$190,935
Add:
Income tax expense	34,138	19,916	94,071	46,521
Depreciation, depletion and amortization	3,917	3,866	12,223	11,562
EBITDA	167,892	107,619	452,925	249,018
Add:
Employee share-based compensation	1,910	—	4,989	—
Conversion costs related to our corporate reorganization	—	—	—	2,026
Severance costs	—	—	—	6,680
Adjusted EBITDA	$169,802	$107,619	$457,914	$257,724